Exhibit 10.13

Notice of Restricted Stock Unit Grant

__________________ (“Grantee”)	Great Elm Group, Inc.
ID: 85-3622015
800 South Street, Suite 230
Waltham, MA 02453

You have been granted restricted stock units with respect to shares of Common Stock of Great Elm Group, Inc. as detailed below (the “Units”):

This Notice of Restricted Stock Unit Grant (this “Notice”), together with the Great Elm Group, Inc. (the “Company”) Amended and Restated 2016 Long-Term Incentive Compensation Plan (the “Plan”) and the corresponding Restricted Stock Unit Agreement (the “Agreement”) in effect as of the Date of Grant, contain the terms of your Units.

Date of Grant:
Number of Restricted Stock Units:
Vesting Schedule:
Vesting Commencement Date:
Vesting Completion Date:

Vesting Schedule:

The Units shall vest in equal installments on each monthly anniversary of the Vesting Commencement Date such that they shall be vested in full on the twelve month anniversary of the Vesting Commencement Date, subject to Grantee’s Continuous Status as a Director on each such monthly anniversary. In all cases, vesting of the Units is subject to the conditions set forth in the Agreement.

Acknowledgements and Agreements:

By your signature and the signature of the representative for the Company below, you and the Company agree that these Units are granted under and governed by the terms and conditions of the Plan and the Agreement, all of which are attached and hereby incorporated by reference and made a part hereof.

GRANTEE	GREAT ELM GROUP, INC.

__________________________________	By: __________________________________
Print Name:	Name:
Title: General Counsel
Date: _____________________________	Date: _________________________________

GREAT ELM GROUP, INC.

2016 AMENDED AND RESTATED LONG TERM INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK UNIT AGREEMENT

1.

Grant of Units.  Great Elm Group, Inc., a Delaware corporation (the “Company”), hereby grants to the Grantee (“Grantee”) named in the corresponding Notice of Restricted Stock Unit Grant (the “Notice”) the number of restricted stock units (the “Units”) set forth in the Notice, subject to the terms of the Company’s Amended and Restated 2016 Long-Term Incentive Compensation Plan (“Plan”), which is incorporated herein by reference, and the terms of this Restricted Stock Unit Agreement (the “Agreement”). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.

2.	Payment. No payment is required by Grantee for the Units.
3.

Responsibility for Taxes.  The Company is not responsible for withholding any income tax, social security, unemployment, disability insurance or other tax obligations that Grantee becomes legally obligated to pay in connection with any aspect of these Units, including the award, vesting or settlement of the Units, or sale of the underlying shares of Common Stock (“Tax-Related Items”). Grantee is solely responsible for timely reporting on Grantee’s personal income tax return all income derived from the Units and for paying all Tax-Related Items, and shall indemnify the Company and hold it harmless from and against all claims, damages, losses and expenses, including reasonable fees and expenses of attorneys, relating to any obligation imposed by law on the Company to pay any Tax-Related Items. Notwithstanding the foregoing, in the event that the Company has any obligation to withhold Tax-Related Items under any applicable law, Grantee may satisfy the obligations with regard to all Tax-Related items by one or a combination of the following: (a) tendering a cash payment; (b) authorizing the Company to withhold from any cash compensation paid to Grantee by the Company; (c) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to Grantee, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (d) delivering to the Company owned and unencumbered shares of Common Stock.

4.

Vesting. Subject to Grantee’s Continuous Service as a Director and the limitation contained herein, the Units will vest as provided in the Grant Notice. Vesting will cease upon the interruption or termination of Grantee’s Continuous Status as a Director. Upon interruption or termination of Grantee’s Continuous Status as a Director, the unvested Units will expire.

5.

Conversion of Units and Issuance of Shares.  Unless Grantee has made a valid deferral election pursuant to procedures established by the Board, upon the Vesting Date, one share of Common Stock shall be issuable for each whole Unit that vests on such date (the “Shares”), subject to the terms and provisions of the Plan and this Agreement. The vesting and release of Units are conditioned on Grantee making adequate provision for federal, state and local or foreign tax withholding obligations, if any, which arise upon the vesting and settlement of the Units, by any of the methods described in Section 3 above. The number of Units may be adjusted from time to time to reflect a Corporate Transaction or Change in Control, as provided in the Plan.

6.

Securities Law Compliance. Grantee will not be issued any Shares upon the vesting of the Units unless the Shares are either (a) then registered under the Securities Act of 1933, as amended (the “Securities Act”), or (b) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. The terms of Grantee’s Units must also comply with other applicable laws and regulations governing the Units, and Grantee will not receive such Shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

7.

Transferability. None of the Units or any beneficial interest therein may be transferred in any manner other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. Notwithstanding the foregoing, Grantee may designate a beneficiary for the Shares that may be issuable upon the vesting of the Units, in the event of Grantee’s death, by completing the Company's approved beneficiary designation form and filing such form with the Company's Human Resources Department. The terms of this Agreement shall be binding upon Grantee’s executors, administrators, heirs, successors, and transferees.

8.

Rights as a Stockholder. Neither Grantee nor any of Grantee’s successors shall have any rights as a stockholder of the Company in respect of the Shares subject to the Units, including the right to vote or to receive cash dividends and other distributions, until delivery of the Shares in satisfaction of the Units.

9.

Tax Consequences. Grantee agrees that Grantee has had the opportunity to review with Grantee’s own tax advisors the federal, state, local and foreign income and other tax consequences of the grant to Grantee of the Units and the vesting of the Units. Grantee is relying solely on the advice of Grantee’s own advisors and not on statements or representations of the Company or any of its agents. Grantee understands that Grantee (and not the Company) will be responsible for Grantee’s own tax liability as a result of the grant, vesting or settlement of the Units.

10

Notices. Any notices provided for in this Agreement or the Plan shall be given in writing and shall be deemed effective upon receipt or, in the case of notices delivered by the Company to Grantee, five days after deposit in the United States mail, postage prepaid, addressed to Grantee at the last address Grantee provided to the Company.

11	Miscellaneous.
(a)

 The rights and obligations of the Company under this Agreement shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b)	Grantee agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of Grantee’s Units.
(c)

Grantee acknowledges and agrees that Grantee has reviewed the Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting Grantee’s Units and fully understand all provisions of Grantee’s Units.

12.

Repayment/Forfeiture. Any benefits the Grantee may receive hereunder shall be subject to repayment or forfeiture as may be required to comply with (a) any applicable listing standards of a national securities exchange adopted in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder, (b) similar rules under the laws of any other jurisdiction and (c) any policies adopted by the Company to implement such requirements, all to the extent determined by the Company in its discretion to be applicable to Grantee.

13.

Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

14.

Whole Agreement. The Plan and Notice are hereby incorporated by reference and made a part hereof. The Units and this Agreement shall be subject to all terms and conditions of the Plan and the Notice. Grantee acknowledges that the Notice, this Agreement and the Plan set forth the entire understanding between Grantee and the Company regarding the terms and conditions of the Units and supersede all prior oral and written agreements on the subjects set forth herein, except as, and only to the extent that, such other agreements are expressly incorporated by reference herein.

15.	Amendment. This Agreement may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.
16.

Choice of Law; Governing Law. The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state's conflict of laws rules. Grantee hereby agrees to submit to the jurisdiction and venue of the court of Chancery of the State of Delaware (or if such court shall lack subject matter jurisdiction) the Superior Court of the County of New Castle Delaware for all actions relating to the Units, the Shares, the Notice of Grant, this Agreement, or the Plan. Grantee further agrees that service may be made upon Grantee in any such action or proceeding by first class, certified or registered mail, to the last address Grantee provided to the Company